                                                                      Exhibit 99


     PITTSBURGH, Jan. 15, 1998--Fourth-quarter net income was $159 million, or 89 cents a share, on sales of $1.8 billion. Excluding gains and charges, net income was $174 million, or 98 cents a share. In the 1996 quarter, net income was $152 million, or 83 cents a share, on sales of $1.8 billion.

     Full-year net income was $714 million, or $3.97 per share, on sales of $7.4 billion. Excluding the non-recurring items, net income was $729 million, or $4.06 a share. Net income for all of 1996 was $744 million, or $3.96 per share, on sales of $7.2 billion.

     Also today, PPG's board of directors declared a regular quarterly dividend of 34 cents a share, payable March 12 to shareholders of record Feb. 17.

     PPG recorded non-recurring pre-tax charges of $102 million for glass segment restructuring actions that include closing a Georgia float glass plant and disposal of equity interests in two Chinese float glass plants, said Raymond
W. LeBoeuf, board chairman and chief executive officer. Partially offset by a pre-tax gain of about $59 million from divestiture of certain chemicals businesses, principally surfactants, the charges reduced fourth-quarter net income by about $15 million and per-share earnings by nine cents.

     The Perry, Ga., glass plant will close in late 1998. Plans for disposition this year of PPG's equity interest in Dalian Float Glass Co. and Guangdong Float Glass Co. are being completed, LeBoeuf said, noting that this decision was centered on "significant excess capacity in China's flat glass industry."

     Record fourth-quarter coatings segment sales and operating earnings reflected, in part, worldwide volume gains compared with the year-earlier period in all coatings businesses, particularly automotive original equipment and industrial. North and South American and European acquisitions during 1997 also contributed to the sales increase.

     Record glass segment sales were achieved in the quarter despite continued economic weakness in Europe. Excluding the one-time restructuring charges, operating earnings increased slightly from a year ago.

     PPG's chemicals segment recorded record fourth-quarter sales and--even excluding effects of the one-time divestitures gain--a 21 percent improvement in operating earnings. Although caustic soda pricing was slightly lower than year-ago levels, chlor-alkali volumes increased for the 12th consecutive year without significant capital investment. Specialty chemicals sales and operating earnings remained strong because of volume increases, again led by Transitions photochromic plastic eyewear lenses.

PPG INDUSTRIES AND CONSOLIDATED SUBSIDIARIES
CONDENSED STATEMENT OF OPERATIONS (unaudited)
(All amounts in millions except per-share data)

                              3 Months Ended          12 Months Ended
                                  Dec. 31                  Dec. 31
                               1997      1996           1997      1996
                               ----      ----           ----      ----
Net sales                     $1,846   $1,754          $7,379   $7,218
Cost of sales                  1,085    1,072           4,397    4,340
----------------------------------------------------------------------
  GROSS PROFIT                   761      682           2,982    2,878
Other expenses:
    Selling & other              348      327           1,318    1,243
    Depreciation                  87       88             348      340
    Interest                      29       24             105       96
Other (earnings) charges
    -- net                        47      (12)             36      (41)
----------------------------------------------------------------------
INCOME BEFORE INCOME
  TAXES & MINORITY
  INTEREST                       250      255           1,175    1,240
Income taxes                      83       97             435      471
Minority interest                  8        6              26       25
----------------------------------------------------------------------
NET INCOME                    $  159   $  152          $  714   $  744
======================================================================
Earnings Per Common
Share                         $ 0.89   $ 0.83          $ 3.97   $ 3.96
======================================================================
Earnings Per Common Share
 -- Assuming Dilution         $ 0.89   $ 0.82          $ 3.94   $ 3.93
======================================================================
Avg. shares outstanding        177.9    183.9           179.8    187.8
======================================================================


CONDENSED BALANCE SHEET (unaudited)


                                                 Dec. 31           Dec. 31
                                                   1997              1996
                                                   ----              ----
                                                        (millions)
Current assets:
  Cash & cash equivalents                        $  129             $   70
  Receivables -- net                              1,353              1,226
  Inventories                                       863                797
  Other                                             239                203
--------------------------------------------------------------------------
    Total current assets                          2,584              2,296
Investments                                         219                254
Property less accumulated depreciation            2,855              2,913
Other assets                                      1,210                978
--------------------------------------------------------------------------
    TOTAL                                        $6,868             $6,441
==========================================================================
Current liabilities:
  Short-term debt & current portion of
    long-term debt                               $  444             $  648
  Accounts payable & accrued liabilities          1,210              1,106
  Income taxes                                        8                 15
--------------------------------------------------------------------------
    Total current liabilities                     1,662              1,769
Long-term debt                                    1,257                834
Deferred income taxes                               406                419
Accumulated provisions                              952                860
Minority interest                                    82                 76
Shareholders' equity                              2,509              2,483
--------------------------------------------------------------------------
    TOTAL                                        $6,868             $6,441
==========================================================================

BUSINESS SEGMENT INFORMATION (unaudited)

                              3 Months Ended          12 Months Ended
                                  Dec. 31                  Dec. 31
                               1997      1996           1997      1996
                               ----      ----           ----      ----
                                              (millions)
Net sales
  Coatings & Resins           $  800   $  727          $3,059   $2,902
  Glass                          649      638           2,673    2,704
  Chemicals                      397      389           1,647    1,612
----------------------------------------------------------------------
    TOTAL                     $1,846   $1,754          $7,379   $7,218
======================================================================
Operating income
  Coatings & Resins           $  149   $  116          $  568   $  529
  Glass (1)                       26       84             330      431
  Chemicals (2)                  156       80             430      376
----------------------------------------------------------------------
    TOTAL                        331      280           1,328    1,336
Interest -- net                  (26)     (20)            (97)     (85)
Other unallocated
  corporate (expense
  income -- net (3)              (55)      (5)            (56)     (11)
----------------------------------------------------------------------
INCOME BEFORE INCOME
  TAXES & MINORITY
  INTEREST                    $  250   $  255          $1,175   $1,240
======================================================================

(1) Includes in each 1997 period pre-tax charge of $65 million related principally to closure of the Perry, Ga., plant.
(2) Includes in each 1997 period pre-tax gain of $59 million related principally to sale of certain chemicals businesses.
(3) Includes in each 1997 period pre-tax charge of $37 million related to divestiture of equity interests in two Chinese float glass plants.